Exhibit 99.1

Bright Mountain to Present at Proactive Disruptive Growth Forum

President Greg Peters to Present September 23, 2020

Boca Raton, FL – September 17, 2020 — Bright Mountain Media, Inc. (OTCQB: BMTM), an end-to-end digital media and advertising services platform, today announced that management will present at the Proactive Disruptive Growth Forum on September 23, 2020.

Greg Peters, President and Chief Operating Officer of Bright Mountain Media, is scheduled to host a virtual presentation during the 1-hour event as follows:

Proactive Disruptive Growth Forum
Date: Wednesday, September 23, 2020
Time: 1:00 p.m. Eastern time
Webcast: https://www.proactiveinvestors.com/register/event_details/275

The presentation is available for public viewing at the webcast link above. For more information on the Proactive Disruptive Growth Forum, please contact a Proactive representative.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics. Through the removal of middlemen in the advertising services process, Bright Mountain Media efficiently connects brands with targeted consumer demographics while maximizing revenue to publishers. Bright Mountain Media’s assets include Bright Mountain, LLC, MediaHouse (f/k/a NDN), Oceanside (f/k/a S&W Media), and Wild Sky Media including 24 owned and/or managed websites and 15 CTV apps. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes, “ and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on May 14, 2020 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Contact:
Greg Falesnik or Luke Zimmerman
MZ Group - MZ North America
949-259-4987
BMTM@mzgroup.us
www.mzgroup.us